                                Exhibit 3.07

                          CERTIFICATE OF AMENDMENT
                                      TO
                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                             CAPITAL SOURCE II L.P.-A


     THIS Certificate of Amendment to Certificate of Limited Partnership of Capital Source II L.P.-A (the "Partnership"), dated as of September 22, 1998, is being duly executed and filed by America First Capital Source II L.L.C. and Insured Mortgage Equities II L.P., as general partners, in accordance with the provisions of 6 DEL. C. Sections 17-202 and 17-204, to amend the original Certificate of Limited Partnership of the Partnership, which was filed on August 22, 1986, as amended (the "Certificate"), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 DEL. C. Section 17-101. ET SEQ.).

     1. NAME. The name of the limited partnership is Capital Source II L.P.-A

     2. AMENDMENT.

        (a) Article III of the Certificate is amended to read in its entirety as follows:

        III. The names of and business addresses of the general partners are as follows: America First Capital Source II L.L.C., 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102; and Insured Mortgage Equities II L.P., 3 World Financial Center, 29th Floor, New York, New York 10285.

        (b) The section of Schedule A to the Certificate entitled "General Partners" is amended to read in its entirety as follows:

GENERAL PARTNERS:                              Capital              Partnership
                                            Contribution             Interest
                                            ------------            -----------

Insured Mortgage Equities II L.P.              $10.10                   .5%
3 World Financial Center
29th Floor
New York, New York 10285

America First Capital Source II L.L.C.         $10.10                   .5%
1004 Farnam Street
Suite 400
Omaha, Nebraska 68102


     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to Certificate of Limited Partnership as of the date first-above written.


                                       AMERICA FIRST CAPITAL SOURCE II L.L.C.,
                                       as general partner

                                       By: /s/ Paul L. Abbott
                                          --------------------------------
                                          Paul L. Abbott
                                          President


                                       INSURED MORTGAGE EQUITIES II L.P., as
                                       general partner

                                       By: CS HOUSING II INC., as
                                           general partner

                                           By: /s/ Paul L. Abbott
                                              --------------------------------
                                              Paul L. Abbott
                                              President


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